UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2021

VIELA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39067	82-4187338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Medimmune Way, First Floor, Area Two Gaithersburg, Maryland		20878
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (240) 558-0038

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VIE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 31, 2021, Viela Bio, Inc., a Delaware corporation (the “Company”), Horizon Therapeutics USA, Inc., a Delaware corporation (“Parent”), Teiripic Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), and solely for purposes of Sections 6.7 and 9.12 of the Merger Agreement (as defined below), Horizon Therapeutics plc, a public limited company organized under the laws of Ireland (“Ultimate Parent”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Company Shares”), at a price of $53.00 per share in cash (the “Offer Price”), without interest, subject to any applicable withholding taxes. Parent and Purchaser are obligated to commence the Offer within ten business days after the date of the Merger Agreement and to keep the Offer open for twenty business days following the commencement of the Offer, subject to possible extension under the terms of the Merger Agreement. If successful, upon the terms and conditions set forth in the Merger Agreement, the Offer will be followed by a merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent (the “Merger”).

The board of directors of each of the Company, Parent and Purchaser have unanimously approved the Merger Agreement. The board of directors of the Company (the “Board”) recommends that stockholders of the Company accept the Offer and tender their Company Shares to Purchaser pursuant to the Offer.

Completion of the Offer is subject to the satisfaction or waiver of customary conditions, including (i) there shall have been validly tendered (not including any Company Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), by the depositary for the Offer pursuant to such procedures) and not validly withdrawn Company Shares that, considered together with all other Company Shares (if any) beneficially owned by Parent and its subsidiaries, represent one more Company Share than 50% of the total number of (A) Company Shares outstanding at the time of the expiration of the Offer plus (B) the aggregate number of Company Shares issuable to holders of options to purchase Company Shares (“Company Options”) from which the Company has received notices of exercise prior to the expiration of the Offer (and as to which Company Shares have not yet been issued to such exercising holders of Company Options); (ii) subject to certain materiality exceptions, the truth and accuracy of certain representations and warranties of the Company contained in the Merger Agreement; (iii) compliance with, or performance of, in all material respects the covenants and agreements with or of which the Company is required to comply or perform; (iv) the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the absence of a material adverse effect on the Company; and (vi) certain other customary conditions set forth in the Merger Agreement. The Offer and the Merger are not subject to any financing condition.

At the effective time of the Merger (the “Effective Time”), each Company Share (other than any Company Shares (i) owned by Parent, Purchaser or the Company or by any other wholly owned subsidiary of Parent, Purchaser or the Company (or held in the Company’s treasury) or (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time, has not effectively withdrawn or lost their rights to such appraisal and payment under the DGCL) outstanding immediately prior to the Effective Time, shall be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest, subject to any applicable withholding taxes. Ultimate Parent has provided an unconditional and irrevocable guaranty of all of the payment and performance obligations of Parent and Purchaser under the Merger Agreement.

Each Company Option that is outstanding as of immediately prior to the Effective Time (i) that would otherwise be eligible to vest in accordance with its terms on or before June 1, 2021 or (ii) held by a non-employee director of the Company, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, subject to such holder’s continued service with the Company through immediately prior to the Effective Time. As of the Effective Time, each Company Option that is then outstanding, vested and unexercised as of immediately before the Effective Time will be cancelled and converted into the right to receive cash in an amount equal to (A) the total number of Company Shares subject to such Company Option immediately prior to such cancellation multiplied by (B) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Company Share underlying such Company Option, without interest. No holder of a cancelled Company Option that has an exercise price per Company Share that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such cancelled Company Option before or after the Effective Time. Except as described above, each Company Option that is unvested and outstanding immediately prior to the Effective Time shall be assumed by Ultimate Parent and converted into an option to purchase ordinary shares, nominal value $0.0001 per share, of Ultimate Parent.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course in all material respects, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or could reasonably be expected to lead to an acquisition proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a bona fide written acquisition proposal from a third party after the date of the Merger Agreement that did not result from a material breach of the non-solicitation provisions of the Merger Agreement and the Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined in the Merger Agreement) and the failure to take certain actions is inconsistent with the fiduciary duties of the Board under applicable law, then the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such acquisition proposal, after providing written notice to Parent of such determination.

The Board is not permitted, among other things, to withhold, withdraw or modify in a manner adverse to Parent or Purchaser, or publicly propose to withhold, withdraw or modify in a manner adverse to Parent or Purchaser, its recommendation that the holders of Company Shares tender their Company Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Company and the Board, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the Board’s recommendation following receipt of a bona fide written acquisition proposal that has not been withdrawn and did not result from any material breach of the non-solicitation obligations in the Merger Agreement, if the Board determines in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, that it constitutes a superior proposal and that the failure to change the Board’s recommendation or terminate the Merger Agreement to enter into a binding written definitive agreement providing for the consummation of a transaction constituting a superior proposal is inconsistent with its fiduciary duties under applicable law. In addition, the Board is permitted to change its recommendation for certain intervening events not related to the receipt of an unsolicited proposal, subject to the satisfaction of certain conditions, including a match right for Parent, if the Board determines in good faith, after consultation with outside legal counsel and independent financial advisors, that the failure to take such action is inconsistent with its fiduciary duties under applicable law and the Company provides notice to Parent.

The Merger Agreement includes customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a superior proposal and Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that the holders of Company Shares tender their Company Shares to Purchaser pursuant to the Offer. In connection with a termination of the Merger Agreement under specified circumstances, including if the Board changes its recommendation, if the Company enters into a definitive agreement for a superior proposal or in connection with certain other triggering events, the Company would be required to pay Parent a termination fee of $107.0 million.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Tender and Support Agreements

On January 31, 2021, in connection with the Offer, certain directors of the Company and holders of Company Shares, including AstraZeneca UK Limited (together, the “Principal Stockholders”), entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Principal Stockholders have agreed, among other things, to tender their Company Shares in the Offer and vote their Company Shares in favor of the Merger, as applicable. As of January 31, 2021, the Principal Stockholders owned an aggregate of approximately 54% of the outstanding Company Shares (provided that the Company Shares subject to the Support Agreements will be reduced to 45% of the outstanding Company Shares in the event of a change in the Board’s recommendation in accordance with the Merger Agreement). The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Arrangements

On January 31, 2021, in connection with the approval of the Merger Agreement, the Board approved and authorized the Company to enter into agreements with each of Mitchell Chan, the Company’s Chief Financial Officer, William Ragatz, the Company’s Senior Vice President and Head of Commercial, Xiangyang Wang, the Company’s Senior Vice President, Head of Biopharmaceutical Development & Operations and Kate Surdez, the Company’s Senior Vice President, Head of Human Resources, which provide that if such individual is subjected to the excise tax under Section 4999 of the Internal Revenue Code, the Company will reimburse such individual with respect to the payment for the excise taxes (provided that the Company’s obligation under these agreements cannot exceed $3.0 million in the aggregate).

Item 8.01 Other Events.

On February 1, 2021, the Company and Ultimate Parent issued a joint press release in connection with the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of the Company by Parent and the timing thereof, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s and Parent’s ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of the Company tender their shares in the transaction; the final terms and conditions of Parent’s financing for the transaction; the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; diversion of management’s attention from the Company’s ongoing business operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, including in circumstances that could require the Company to pay a termination fee, as well as other risks related to the Company’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly and current reports filed with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations, except as required by law.

Additional Information and Where to Find It

The Offer has not yet commenced, and this communication is neither a recommendation nor an offer to purchase or a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Ultimate Parent, Parent and Purchaser, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors/Media” section of the Company’s website at www.vielabio.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 31, 2021, by and among Horizon Therapeutics USA, Inc., Teiripic Merger Sub, Inc., Viela Bio, Inc. and solely for purposes of Sections 6.7 and 9.12 of the Merger Agreement, Horizon Therapeutics plc

10.1	Form of Tender and Support Agreement

99.1	Joint Press Release issued February 1, 2021 by Viela Bio, Inc. and Horizon Therapeutics plc

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIELA BIO, INC.

By:	/s/ Mitchell Chan
Mitchell Chan
Chief Financial Officer

Date: February 1, 2021